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                                                                   Exhibit 10.10
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                                    FORM OF
                    DEFERRED PAYMENT AGREEMENT FOR DIRECTOR
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  THIS AGREEMENT is hereby made this _____ day of _________________________, by
SPECIALTY PRODUCTS & INSULATION CO. (the "Employer") and ___________________
(the "Director").


                              W I T N E S E T H:


  WHEREAS, the Employer believes that a greater interest in and loyalty to it would result from providing to the Director an opportunity to defer director fees in the manner set forth below; and

  WHEREAS, the Board of Directors of the Employer has adopted resolutions approving this Agreement and authorizing the officers of the Employer to execute this Agreement.

  NOW, THEREFORE, intending to be legally bound, the parties each agree as follows:

  Section 1.  Deferrals.
  ---------   ---------

  (a) In accordance with rules established by the Employer, the Director may elect to defer all or a portion of the fees (whether in the form of cash or Employer stock) which are due to be earned and which would otherwise be paid to the Director for service as a Director. Cash fees so deferred will be considered a Director's "Fee Deferrals" and fees in the form of Employer stock so deferred will be considered a Director's "Stock Deferrals."

  (b) A deferral election is made by executing and delivering to the Employer an election form in the form acceptable to the Employer. Once made, the election shall continue in force indefinitely, until changed by the Director on a subsequent election form. A change to a deferral election shall be made on a prospective basis only, and shall not be applied retroactively under any circumstances.

  Section 2.  Deferral Accounts.  There shall be established and maintained for
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each Director a Fee Deferral Account to which shall be credited amounts equal to the Director's Fee Deferrals, together with the deemed earnings described in
Section 3. There shall also be established and maintained for each Director a Stock Deferral Account to which shall be credited the number of shares of Employer stock equal to the Director's Stock Deferrals, as adjusted pursuant to section 3(b). A Director shall always be one hundred percent (100%) vested in his Fee Deferral Account (and the interest deemed credited thereto) and his Stock Deferral Account.

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  Section 3.  Deemed Earnings/Stock Adjustments.
  ---------   ---------------------------------

  (a) Each amount credited to a Director's Fee Deferral Account shall be deemed to bear interest from the date it is credited to the Director's Fee Deferral Account until the date it is distributed to the Director. The rate of interest shall be equal to such money market (or comparable) rate as the Employer may from time to time determine. Such interest shall be credited to the Directors' Fee Deferral Account as of the end of each calendar year; provided, however, that in the year in which the Director's benefit hereunder becomes payable, interest shall be credited for that portion of the year ending on the last day of the calendar quarter immediately preceding payment of such benefit.

  (b) Amounts credited to the Director's Stock Deferral Account shall not be credited with interest, dividends, or other earnings. Notwithstanding the foregoing, in the event of a change in the number of issued and outstanding shares of Employer stock resulting from a stock split, reverse stock split, stock dividend or other change in the capital structure of the Employer, the number of shares of Employer stock then credited to the Director's Stock Deferral Account shall be proportionately adjusted in such manner as the Employer, in its discretion, deems appropriate.

  Section 4.  Accounts.  The Accounts maintained hereunder for the Director
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shall be maintained for recordkeeping purposes only.  The existence of these
Accounts shall not require any segregation of funds or issuance of shares of Employer stock. All amounts credited to the Accounts shall constitute general assets of the Employer and may be disposed of by the Employer at such time(s) and for such purpose(s) as it may deem appropriate.

  Section 5.  Payment of Benefits.  A Director's benefit shall become payable
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when the Director attains age ___ or, if later, upon the termination of the
Director's service as a member of the Employer's Board of Directors for any reason (whether by reason of death, disability, resignation, expiration of term, or removal). The Director (or his Beneficiary) shall then be entitled to a benefit as follows:

  (a) a cash benefit equal to the amount (if any) then credited to the Director's Fee Deferral Account; and

  (b) a benefit in the form of shares of Employer stock, equal to the number of shares of Employer stock (if any) then credited to the Director's Stock Deferral Account.

Said benefit (less any amounts required to be withheld for tax purposes) shall be distributed in accordance with Section 6.

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  Section 6.  Method of Payment.
  ---------   -----------------

  (a) Distribution of a Director's benefit shall be made in a single, lump sum payment on the first day of the second month following the date the benefit becomes payable pursuant to section 5.

  (b) In the event the Director dies before the payment of his benefit commences, the Director's benefit shall be paid to his Beneficiary. For this purpose, the term "Beneficiary" shall mean the person or persons designated by the Director on a beneficiary designation form acceptable to the Employer or, if there should be no designation or if the designated person(s) should predecease the Director, the spouse, children, parents, brothers and sisters, and estate of the Director, in the order listed.

  Section 7.  Rights as a Shareholder.  The Director shall not have any rights
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as a shareholder with respect to any shares of Employer stock credited to the
Director's Stock Deferral Account unless and until certificates for such shares are issued to him.

  Section 8.  Amendment.  The Employer shall have the right to amend this
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Agreement at such time or times and in such manner as it deems advisable.
Notwithstanding the foregoing, no amendment shall affect the amount of the Director's accrued but unpaid benefit (including the amount of the deemed earnings that have accrued thereon), or the right of the Director to receive his accrued but unpaid benefit, at the time the amendment becomes effective.

  Section 9.  Termination.  The Employer shall have the right to terminate
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this Agreement at any time.  No termination, however, shall affect the amount of the Director's accrued but unpaid benefit, or the right of the Director to receive his accrued, but unpaid benefit, prior to the termination of this Agreement.

  Section 10.  No Assignment.  No Director (or Beneficiary thereof) shall have
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the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

  Section 11.  No Guarantee of Service/Director's Rights Unsecured.  Nothing
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contained in this Agreement shall be construed as a contract of service on the
Employer's Board of Directors or deemed to give any Director the right to be retained in the service of the Employer or any equity or other interest in the assets, business or affairs of the Employer. No Director (or his Beneficiary) shall have a security interest in assets of the Employer used (or to be used) to pay benefits. The right of the Director (or his Beneficiary) to receive benefits hereunder shall be an unsecured claim against the general assets of the Employer.

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  IN WITNESS WHEREOF, the Employer and the Director have executed this Agreement as of the day, month and year first above written.

ATTEST:                       SPECIALTY PRODUCTS & INSULATION CO.


                              By:
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WITNESS:


                              By:
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                                     Director

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